Exhibit 99.1

Plum Creek Timber Company, Inc.
999 Third Avenue
Suite 4300
Seattle, Washington 98104
206 467 3600

News Release

For more information contact:
For immediate release	Investors: John Hobbs 1-800-858-5347
July 31, 2006	Media: Kathy Budinick 1-206-467-3620

Plum Creek Timber Company, Inc. Announces
Resignation of Chief Financial Officer

SEATTLE, Wash. – Plum Creek Timber Company, Inc. (NYSE: PCL) today announced that Chief Financial Officer, William R. Brown has resigned from the company, effective July 31, 2006, and was named president of Green Diamond Resource Company. Plum Creek is considering candidates to replace Mr. Brown as identified in the company’s leadership succession plan.

“Bill has been a strong contributor to Plum Creek’s leadership team,” said Rick Holley, president and chief executive officer. “We thank him for his many years of service to Plum Creek and wish him all the best in his new role at Green Diamond.”

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Plum Creek is the largest and most geographically diverse private landowner in the nation with more than 8 million acres of timberlands in major timber producing regions of the United States and 10 wood products manufacturing facilities in the Northwest.